COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

                                     BETWEEN

                                 COMBICHEM, INC.

                                       AND

                          IMCLONE SYSTEMS INCORPORATED

                                October 10, 1997

                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

     THIS COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (the "Agreement") is entered into and made effective as of October 10, 1997 (the "Effective Date"), by and between COMBICHEM, INC., a Delaware corporation having its principal offices at 9050 Camino Santa Fe, San Diego, California ("CombiChem"), and
IMCLONE SYSTEMS INCORPORATED, a Delaware corporation having its principal offices located at 180 Varick Street, 7th Floor, New York, New York ("ImClone").

     WHEREAS, CombiChem has developed and owns certain drug discovery technology and intellectual property rights, including but not necessarily limited to chemical library design software, multi-parallel synthesis and purification methods, chemical libraries suitable for biological screening assays and medicinal chemistry (collectively, "CombiChem Technology");

     WHEREAS, ImClone desires to utilize CombiChem Technology for its drug discovery activities under ImClone know-how concerning the identification and characterization of novel small molecule inhibitors for development as therapeutics for treatment of human disease in the area of oncology;

     WHEREAS, the parties wish to collaborate in a Research Program against Collaboration Target(s) ("Collaboration");

     WHEREAS, for purposes of the Collaboration, the Parties intend to focus on up to *** Collaboration Targets per *** related to ImClone's Areas of Interest;

     NOW, THEREFORE, the Parties agree as follows:

     1. DEFINITIONS

     1.1 "Abandoned Compound" shall have the meaning set forth in Section 3.1.

     1.2 "Abandoned Target" shall have the meaning set forth in Section 3.1.

     1.3 "Active Compound(s)" means a compound (or compounds) which

          (a) (i) is selected by either Party under the Research Program from Collaboration Compounds, or

              (ii) is derived from a Collaboration Compound; and

          (b) shows In Vitro Activity.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     1.4   "Additional   Target(s)"   means  a  Target  that  is  added  to  the
Collaboration in accordance with Section 4.2.

     1.5 "Affiliate" of a Party means any corporation or other business entity controlled by, controlling or under common control with, such Party. For this purpose "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting securities or income interest in such corporation or other business, or if not meeting the preceding requirements, any company owned or controlled by or owning or controlling such Party at the maximum control or ownership right permitted in the country where such company exists.

     1.6 "Areas of Interest" shall include         ***        *** .

     1.7 "Collaboration" has the meaning set forth in the preamble.

     1.8 "Collaboration Compound(s)" means a compound (or compounds) which (a) is synthesized following the Effective Date for screening against a Collaboration Target under the Research Program, (b) is a pre-existing CombiChem Compound which CombiChem desires to designate as a Collaboration Compound, or
(iii) is a pre-existing ImClone Compound which ImClone desires to designate as a Collaboration Compound.

     1.9 "Collaboration Target(s)" means either an Initial Target or an Additional Target.

     1.10 "CombiChem Compound" means a chemical compound that is proprietary to CombiChem, or whose use or manufacture is proprietary to CombiChem.

     1.11 "CombiChem Technology" has the meaning set forth in the preamble.

     1.12 "Confidential Information" includes, but is not limited to,

          (a) all information and materials received by either Party from the other Party pursuant to this Agreement;

          (b) all information and materials developed in the course of the Collaboration; and

          (c) the material financial terms of this Agreement.

     1.13 "Development Compound(s)" means a compound ( or compounds) which

          (a) (i) is a Lead  Compound or (ii) is derived  from a Lead  Compound;
     and

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

          (b) are determined by ImClone to be appropriate for preclinical studies for the purpose of IND filing by ImClone.

     1.14 "Due Diligence" means the use of the resources of ImClone or its licensees or CombiChem in a manner which is consistent with the exercise of prudent scientific and business judgment as applied to other programs of ImClone or CombiChem, as the case may be, targeting products aimed at markets or patient groups of similar sizes and of similar scientific and commercial potential. With respect to any Development Compound, "Due Diligence" shall also require ImClone or its licensees to conduct all necessary preclinical studies and to file an IND for such Development Compound within *** from the date upon which ImClone has designated such Development Compound from any Lead Compound or its derivatives.

     1.15 "Exclusivity Period" means the Research Period plus twelve (12) months. .

     1.16 "Field" means all therapeutic indications of human disease for the Collaboration Target.

     1.17 "First Commercial Sale" of a Product shall mean the first sale for use or consumption of such Product in a country after required marketing and pricing approval has been granted by the governing health regulatory authority of such country. Sale to an Affiliate or licensee shall not constitute a First Commercial Sale unless the Affiliate or licensee is the end user of the Product.

     1.18 "FTE" means full time equivalent with respect to employees of CombiChem.

     1.19 "ImClone Compound" means a chemical compound that is proprietary to ImClone, or whose use or manufacture is proprietary to ImClone.

     1.20 "Inactive Compound(s)" means a Collaboration Compound(s) which does not have the In Vitro Activity required for an Active Compound.

     1.21 "In Vitro Activity" shall mean the observation of       ***      *** .

     1.22  "Initial  Target"  shall have the  meaning  set forth in Section  4.1 hereof.

     1.23 "Lead Compound(s)" means a compound (or compounds) which

          (a) is selected from an Active Compound(s) by the RMC under the Research Program, or

          (b) is derived from Active Compound(s) and is selected by the RMC.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     1.24 "Net Sales" means the gross sales invoiced by ImClone or its Affiliates or licensees for Products to non-Affiliated Third Parties less actual deductions of returns (including withdrawals and recalls), rebates (price reductions, including Medicaid and similar types of rebates e.g. chargebacks), volume (quantity) discounts, discounts granted at the time of invoicing, the cost of transport, insurance, delivery, sales taxes and other taxes (other than income taxes) directly linked to and included in the gross sales amount, as computed on a product-by-product basis for the countries concerned, whereby the amount of such sales in foreign currencies is converted into United States dollars at the exchange rate of the last business day for each calendar month as reported by Citibank, N.A. (New York).

     1.25 "Patent" means, (a) valid and enforceable Letters Patent, including any extension (including Supplemental Protection Certificate), registration, confirmation, reissue, continuation, divisionals, continuation-in-part, reexamination or renewal thereof, or (b) pending applications for any of the foregoing.

     1.26 "Payments" shall have the meaning set forth in Section 9.3

     1.27 "Party" means CombiChem or ImClone, as the case may be, including their respective Affiliates, permitted successors and assigns.

     1.28 "Product(s)" means any product containing a Development Compound with such compound as the active ingredient and which is granted regulatory approval by the governing health regulatory authority of the applicable country for marketing in the Field.

     1.29 "Project Team" shall have the meaning set forth in Section 2.1(c).

     1.30 "Research Management  Committee" or" RMC" has the meaning set forth in
Article 6 below.

     1.31 "Research Period" means the initial twenty-four (24) month term of the Collaboration, which can be extended in accordance with Section 7.1 below.

     1.32 "Research Plan" means the mutually-agreed research plan for the Collaboration attached hereto as Appendix A.

     1.33 "Research Program" means the research to be conducted as part of the Collaboration under the Research Plan, and shall include, without limitation, the activities and items set forth in Sections 2.1 and 2.2 of this Agreement.

     1.34 "Returned Compound" shall have the meaning set forth in Section 9.2.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     1.35 "Royalty Term" means, in the case of any Product, in any country, the period of time commencing on the First Commercial Sale and ending upon the later of (a) fifteen (15) years from the date of First Commercial Sale in such country; or (b) the expiration of the last-to-expire Patent resulting from the Research Program filed in the Field with claims covering that Product in the relevant country.

     1.36 "Target" means a biomolecular entity that a small molecule is screened against in order to determine whether the small molecule demonstrates relevant activity.

     1.37 "Territory" means the entire world.

     1.38 "Third Party" means an entity other than CombiChem or ImClone or their respective Affiliates.

     1.39 "Universal Informer Library" shall mean CombiChem's proprietary Universal Informer Library of compounds.

     2. RESEARCH COLLABORATION

     2.1 CombiChem Responsibilities. CombiChem shall with Due Diligence conduct the following activities under the Research Program in accordance with the terms of this Agreement and as more fully described in the Research Plan:

          (a) During the Research Period, CombiChem shall (i) review data and information regarding the Collaboration Targets provided by ImClone; (ii) based on such data and information and using the CombiChem Technology, design informative compound libraries; and
               (iii) supply all lead chemistries and synthesize compounds as provided in Section 5.3 below.

          (b) During the Research Period, CombiChem shall keep ImClone informed of its activities performed in connection with the Collaboration, including, without limitation, providing ImClone with data and information regarding Collaboration Compounds prior to the meetings of the Research Management Committee.

          (c) Subject to Article 4 and at all times during the Research Period, CombiChem shall dedicate a project team of five (5) FTEs comprised of synthetic and analytical chemists, compound control scientists, and a computational scientist (the "Project Team") to conduct all of its activities in connection with the Collaboration; provided, however, that the RMC may at any time during the Research Period substitute employees for the FTEs described above; provided, further, that

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

               ImClone may request that CombiChem expand its Project Team by adding additional FTEs to work on the Collaboration at the rate and in the manner specified in Section 8.2(b).

     2.2 ImClone Responsibilities. ImClone shall with Due Diligence provide CombiChem with the following resources under the Research Program as more fully described in the Research Plan:

          (a) ImClone shall provide CombiChem with support and assistance useful or necessary for the conduct of the Research Program, including providing data and information (including leads and/or screening hits to the extent available) relating to Collaboration Targets, certain chemistries useful in compound synthesis, information concerning assay methods and screening data.

          (b) During the Research Period, ImClone shall provide CombiChem with data and information regarding Collaboration Compounds and the Collaboration Target assays developed by ImClone under the Research Program prior to the meetings of the Research Management Committee.

          (c) During the Exclusivity Period and with Due Diligence, ImClone shall screen Collaboration Compounds for In Vitro and, where appropriate, in vivo activity against the Collaboration Target.

          (d) During the Exclusivity Period and with Due Diligence, ImClone shall (i) screen Lead Compounds, (ii) endeavor to determine Development Compounds, and (iii) develop Products.

     2.3 Research Plan. The Parties hereby agree that the Research Program shall be carried out in accordance with the Research Plan which is attached hereto as Appendix A. At the direction of the RMC, the Research Program shall involve the use of CombiChem's Universal Informer Library in order to initiate CombiChem's discovery process with the objective of identifying Lead Compounds with respect to a specific Collaboration Target. The Research Management Committee shall review the Research Plan on an ongoing basis and may make changes to the Research Plan so long as such changes are mutually agreed to by CombiChem and ImClone.

     2.4 Annual Reports. Following the first IND filing through First Commercial Sale, ImClone shall provide CombiChem with an annual report summarizing ImClone's activities in developing Development Compounds.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     2.5 Third Party Licenses. Each Party shall be solely responsible for any Third Party license fees required to perform its obligations under this Agreement subject to Section 8.4. Any agreements between a Party and a Third Party shall in all material respects permit performance under this Agreement.

     3. EXCLUSIVITY

     3.1 Collaboration Target Exclusivity. So long as ImClone or its licensee is proceeding with Due Diligence, CombiChem shall not work on a Collaboration Target with any Third Parties. In the event that ImClone or its licensee fails to exercise Due Diligence with respect to, or notifies CombiChem that it has abandoned work on, any Collaboration Target (an "Abandoned Target") and any Collaboration Compound, other than an ImClone Compound which is subject to the rights of a Third Party licensor, associated with such Collaboration Target (together with all derivatives of such Collaboration Compound, an "Abandoned Compound"), then, (a) such Abandoned Target shall not be subject to any provision hereunder, and (b) such Abandoned Compound shall be available to CombiChem for any purpose thereafter.

     3.2 Active Compounds.

     (a) Following the designation of any Collaboration Compound as an Active Compound, such Active Compound shall be exclusively available to ImClone during the Research Period. Following the expiration of the Research Period, Active Compounds with respect to which ImClone fails to proceed with Due Diligence shall be deemed to be Inactive Compounds for all purposes hereunder; provided, that any Active Compound which is the subject of claim(s) under a pending Patent shall continue to be treated as an Active Compound during the Exclusivity Period so long as ImClone exercises Due Diligence with respect to any Collaboration Compound.

     (b) Prior to the existence of Patent(s) in accordance with Section 5.2, ImClone shall have exclusive rights in all intellectual property relating to Active Compounds, their use, and method of manufacture so long as ImClone continues to show Due Diligence under this Agreement; provided, however, that ImClone acknowledges and agrees that CombiChem reserves the right to assign or grant exclusive rights, including rights to Active Compounds, to a third party collaborator who first identifies a novel compound, a novel use of a compound, or a novel method of manufacturing a compound, to the extent CombiChem is obligated to do so under its existing contractual obligations. Upon notice by ImClone that it intends to file a Patent application with respect to any Active Compound, Lead Compound, Development Compound or Product, CombiChem shall promptly inform ImClone whether CombiChem has the power to grant the exclusive rights in accordance with this Section 3.2 and the assignments in accordance with Section 5.2; provided, however, that under no circumstances CombiChem will grant assurances to ImClone to the effect that any Active Compound, Lead Compound, Development Compound or Product is not covered under the patent claims of Third Parties wherein such claims are not the direct result of a collaboration between the Third Party and CombiChem.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     3.3 Inactive Compounds/Returned Compounds. Subject to Section 9.4, Inactive Compounds and Returned Compounds shall be available to both Parties for any purpose.

     4. TARGETS

     4.1 Initial Targets. During the Research Period, ImClone may designate up to *** Collaboration Targets per *** under the Research Program. During the initial *** *** of the Research Program, subject to the Research Plan it is anticipated that the Collaboration shall initially focus on up to *** Targets as
follows:    ****       ***       (collectively,  the  "Initial  Targets").  With
respect to Collaboration Targets, the RMC will determine whether to continue to pursue work against designated Collaboration Targets and will prioritize the activities of the Project Team against such Collaboration Targets. In the event that the results of the initial screening activities of ImClone with respect to
the Initial Targets specified in Section 4.1      ***       ***
which shall determine whether such Targets are suitable for designation as Additional Targets. Subject to the dispute resolution mechanism provided for in
Article 6, ImClone shall have the right to make a final determination as to whether to continue or pursue work against any Collaboration Target if the respective Chief Executive Officers of CombiChem and ImClone are unable to resolve any dispute concerning the same. In addition, ImClone's right to designate or substitute a Target (including those Additional Targets set forth in Section 4.2) relating to ImClone's Areas of Interest shall be subject to the written notice and approval requirements specified in Section 4.2(b).

     4.2 Additional Targets.

     (a) Within ninety (90) days prior to the commencement of the second 12-month period of the Research Program, ImClone may add up to *** relating to ImClone's Areas of Interest to the Collaboration by notifying CombiChem in writing that it wishes to designate such Target(s) as Additional Target(s); it being understood that the Project Team shall be obligated to simultaneously work on no more than *** Collaboration Targets as directed by the RMC.

     (b) If CombiChem has already committed to working on a proposed Additional Target or has delivered a term sheet to any Third Party and remains in discussions to enter into a binding agreement with such Third Party with respect to the proposed Target at the time of notification, CombiChem shall inform ImClone that such proposed Additional Target is not available. Otherwise, the RMC shall establish the specific scientific achievements (to be mutually agreed between CombiChem and ImClone) for such Target and the same shall be designated as an Additional Target for the Collaboration and subject to the terms (including the commercial terms) of this Agreement.

     4.3 Expansion of Project Team.  Notwithstanding  the provisions of Sections
4.1 and 4.2, ImClone may request that CombiChem expand its Project Team during the Research Period

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

in order to accelerate work on Collaboration Targets and/or to add additional Target(s). In such event, the RMC shall promptly confer as to the appropriate number of FTEs to be added to Project Team to work on the Collaboration at a cost to ImClone as specified in Section 2.1(c).

     5. COLLABORATION COMPOUNDS

     5.1 Pre-Existing Compounds. ImClone shall have no rights to any pre-existing CombiChem Compound unless and until such compound is designated as a Collaboration Compound by CombiChem. Additionally, CombiChem may decline to synthesize a particular compound or library of compounds by reason of existing Patents or contractual obligations. CombiChem shall have no rights to any pre-existing ImClone Compound which is not utilized in the Research Program.

     5.2 Intellectual Property Rights; Assignment to ImClone. Subject to Section 3.2(b) above, ImClone shall have the right and responsibility at ImClone's expense to file, maintain and prosecute Patents relating to Active Compounds, Lead Compounds, Development Compounds and Products, their use, and their methods of manufacture. At ImClone's request, CombiChem shall assign all its right, title and interest in such Patents to ImClone. If ImClone fails to so file, maintain or prosecute such Patent, CombiChem shall have the right to request ImClone to do so. If ImClone elects not to file, maintain or prosecute such Patent, CombiChem shall have the right to take over such filing, maintenance or prosecution of such Patent, at its sole expense, and ImClone shall assign all intellectual property rights it may have in the Active Compound, Lead Compound, Development Compound or Product to CombiChem.

     5.3 Supply of Collaboration Compounds. Aliquots of         ***       of any
Collaboration Compound that has been synthesized will be prepared and given to ImClone. CombiChem shall replenish that amount upon ImClone's reasonable request. CombiChem shall maintain aliquots of any Collaboration Compound that has been synthesized by CombiChem. CombiChem shall also provide ImClone with additional requirements of samples at CombiChem's cost.

                        6. RESEARCH MANAGEMENT COMMITTEE

     The design, review and conduct of the Research Program will be coordinated by the Research Management Committee, which will meet regularly on a mutually-agreeable schedule. The Research Management Committee may establish and amend or revise the Research Plan as necessary to reflect the scientific progress and work performed under the Research Program, such amendments to be mutually agreed to by ImClone and CombiChem. The Research Management Committee will consist of an equal number of members from ImClone and CombiChem and will include appropriate representatives from ImClone and CombiChem as mutually agreed. The co-chairs of the Research Management Committee will initially be the Vice President, Chemistry of CombiChem and the Vice President for Research of ImClone and subsequently may change as mutually-agreed upon by the Parties. Decisions of the Research Management Committee shall be by

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

consensus. If a decision is not reached by the RMC with respect to management of the Research Program, the dispute will be referred to the co-chairs of the RMC. If the co-chairs of the RMC are unable to resolve the dispute, the dispute will be referred to the respective Chief Executive Officers of CombiChem and ImClone.

     7. RESEARCH PERIOD; TERMINATION OF RESEARCH PROGRAM

     7.1 Research Period: Option to Extend the Research Period. The initial term of the Collaboration shall be the Research Period, subject to extension upon mutual agreement. To extend the Research Period, ImClone must notify CombiChem no later than ninety (90) days prior to the then-current expiration date and the Parties shall negotiate in good faith the terms and conditions of any such extension.

     7.2 Termination of Research Program.

     (a) The Research Program may be terminated by a Party for the material breach by the other Party of obligations under the Research Program by giving the breaching party notice of the breach and of the intent of the non-breaching Party to terminate the Research Program unless the breach is cured within ninety
(90) days of notification. The non-breaching Party may terminate the Research Program following such ninety (90) day period by providing the breaching party with ninety (90) days' prior written notice that the Research Program is terminated, and the Research Program shall be terminated on the 90th day following such date.

     (b) Within thirty (30) days prior to the one (1) year anniversary of this Agreement, ImClone and CombiChem senior and scientific management personnel shall meet to review the status of the Collaboration. If, based upon such review, the status of the Collaboration is satisfactory to ImClone, ImClone shall make the Second Research Payment described in Section 8.2 to CombiChem on or before the one (1) year anniversary of this Agreement; provided, however, that ImClone may, in its discretion, make such Second Research Payment at any time prior to the date which is the one (1) year anniversary of this Agreement. If however, based upon such review, the status of the Collaboration is unsatisfactory to ImClone, ImClone may terminate the Research Program by providing 90-days' prior written notice to CombiChem that the Research Program shall be terminated. Upon receipt of such notice by CombiChem, ImClone shall have no further obligation to make the Second Research Payment to CombiChem (if such payment has not already been made to CombiChem), and the Research Program shall be terminated on the 90th day following such date.

     (c) CombiChem shall, within thirty (30) days following the effective date of termination under Section 7.2(a) or 7.2(b), pay to ImClone such amount as is
calculated  by taking                       ***
                         ***
*** shall be based  upon              ***                    . Any amount due by
CombiChem under this Section 7.2(c) may be in the form, at CombiChem's discretion, of

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                    ***
                    ***
          *** .

     8. CONSIDERATION

     8.1 Equity Purchase. Upon execution of this Agreement, ImClone shall purchase 1,000,000 shares (on a pre-split basis and subject to adjustment) of Common Stock of CombiChem at a per share purchase price equal to $2.00 per share for an aggregate purchase price of U.S. $2 million, pursuant to the terms of that certain Common Stock Purchase Agreement, dated as of the Effective Date, by and between CombiChem and ImClone (together with all ancillary agreements thereto, the "Stock Purchase Agreement"). In the event that CombiChem closes an initial public offering of its common stock at a sales price per share to the public (the "IPO Price") which is less than $2.50 per share (on a pre-split basis), then, upon the closing of such initial public offering, CombiChem shall issue to ImClone, without further consideration other than the purchase price paid by ImClone pursuant to the Stock Purchase Agreement, such additional number of shares of CombiChem common stock equal to:

                             2,000,000
                             -------------- -1,000,000
                             Adjusted Price

wherein the "Adjusted Price" = the IPO Price X .80 if the IPO Price is less than $2.50 per share. All shares of CombiChem common stock issued pursuant to this
Section 8.1 shall be deemed to be "Shares" within the meaning of the Stock Purchase Agreement.

     8.2 Program Funding.

     (a) ImClone shall support CombiChem's efforts in conducting the Research Program by making a payment upon the execution of this Agreement in the sum of U.S. $0.5 million as direct research support.. In addition, subject to Section 7.2(b), ImClone shall make a payment (the "Second Research Payment") to CombiChem prior to October 10, 1998 in the amount of U.S. $0.5 million in the form either, at ImClone's discretion, of (i) cash, or (ii) stock equal to the quotient obtained by dividing (i) U.S. $0.5 million by (ii) the average of the last reported sales price of the ImClone common stock as quoted on the National Market System of the National Association of Securities Dealer's Automated Quotation System during the thirty (30) consecutive trading days ending on the day prior to delivery of such shares (the "ImClone Price Per Share").

     (b) In the event that the  Project  Team is  expanded  in  accordance  with
Section 4.3, ImClone shall make payments, in cash, to CombiChem,  at a per annum
rate of U.S.          ***       payable  quarterly  in advance of the work to be
performed by such additional FTE(s).

     (c) Any shares of  ImClone  common  stock  issued to  CombiChem  under this
Section 8.2 shall be restricted securities under the Securities Act of 1933, as amended, and shall

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

be issued pursuant to a stock issuance agreement between ImClone and CombiChem which shall contain provisions for representations and warranties equivalent to, and registration rights and indemnification (and such other relevant provisions) with respect to the shares of ImClone common stock issued thereunder no less favorable than, those contained in the Stock Purchase Agreement.


     8.3 Milestone Payments. Within thirty (30) days of the occurrence of a development milestone triggered by the activities of ImClone as shown on Appendix B, ImClone shall pay CombiChem the related milestone payment in U.S. dollars as set forth on Appendix B. Alternatively, in the event that ImClone shall outlicense the Patents covering any Product, CombiChem shall be entitled to the payments set forth in Section 9.3 in lieu of any payments pursuant to this Section 8.3.

     8.4 Royalties.

     (a) Direct Sales by ImClone

          (i) Subject to Section 8.4(c), during the Royalty Term, ImClone will pay CombiChem a running royalty of *** of Net Sales of Products sold by ImClone or its Affiliates in all countries in the Territory. Each payment of royalties shall be accompanied by a report of Net Sales of Products in sufficient detail to permit confirmation of the accuracy of the royalty payment made.

          (ii) The royalties owed under Section 8.4(a)(i) shall not be reduced in accordance with Sections 8.4(c)(i) through 8.4(c)(iii) in an amount which results in a royalty payable to CombiChem of less than *** of Net Sales for Products sold directly by ImClone or its Affiliate.

     (b) Sales by ImClone's Licensees

          In the event that ImClone outlicenses Active Compounds, Lead Compounds, Development Compounds and resulting Products are sold by ImClone's licensees in any country in the Territory, ImClone's royalty payable to CombiChem shall be as follows:



ImClone Royalty from Outlicensing   CombiChem Royalty due to Outlicensing
---------------------------------   -------------------------------------

Greater than ***                   (1) *** of ImClone royalty,  but no greater
                                       than ***

                                   (2) Subject  to  reduction  as  outlined in
                                       Sections  8(c)(i)  through   8(c)(iii),
                                       but  such  reductions  shall not reduce
                                       CombiChems royalty  below *** except as
                                       otherwise provide in Section 8.4(c)(iii).

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Less than or equal to ***          (1) ***  of ImClone royalty  and  not subject
                                       to  reduction  as  outlined  in  Sections
                                       8(c)(i) and and 8(c)(ii).

     (c) Royalty Reductions

     (i) In any country in which Patents do not include a valid issued patent covering a Product sold by ImClone or its licensee, and/or where a generic equivalent has been approved for sale and is being sold in such country, the royalty provided for in Section 8.4(a)(i) and in Section 8.4(b), as indicated therein, shall be reduced by *** .

     (ii) In any country in which ImClone pays a Third Party royalty for patents and related technology in order to sell a Product, *** of such Third Party royalty shall be *** the royalty payment owed by ImClone to CombiChem in accordance with Section 8.4(a)(i) and Section 8.4(b), as indicated therein. During the Research Period, the RMC will make the determination whether to include any Third Party royalty-bearing patents and related technology in the Collaboration. After the Research Period, ImClone shall, in its discretion, make the determination whether to enter into any agreements with respect to Third
Party royalty-bearing patents and related technology for purposes of this Agreement.

     (iii) In any country in which CombiChem receives any Additional Payments in respect of payments received by ImClone which are treated as an advance against royalties due ImClone from its licensee, such Additional Payments shall be *** the royalties provided for in Section 8.4(b) that are derived from such licensee.

     8.5 Manner and Place of Payment. Royalty payments and reports for Net Sales of Products shall be calculated in local currencies and reported for each calendar quarter. All royalty payments owed under this Agreement shall be made by wire transfer to the bank account to be designated by CombiChem within thirty
(30) days following the end of each such calendar quarter.

     8.6 Records and Audit. During the term of this Agreement and for a period of five (5) years thereafter, ImClone shall keep complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail to permit CombiChem to confirm the accuracy of all payments due hereunder. CombiChem shall have the right to cause an independent certified public accounting firm reasonably acceptable to ImClone to audit such records to confirm ImClone's Net Sales for the preceding year. Any information obtained during such audit shall be treated as Confidential Information. Such audits may be exercised during normal business hours of ImClone no more than once each year. CombiChem shall bear the full cost of such audit unless such audit discloses a variance of more than five percent (5%) in ImClone's favor from the amount of the Net Sales reported by ImClone for such audited period. In such case, ImClone shall bear the fill cost of such audit.

     8.7 Taxes. All income and other taxes levied on account of the royalties and other payments accruing to CombiChem under this Agreement shall be paid by CombiChem,

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

including taxes levied thereon as income to CombiChem. If provision is made in law or regulation for withholding, such tax shall be deducted from the royalty or other payment made by ImClone to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to CombiChem. Each Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to tune in force.

     9. LICENSE GRANTS; OUTLICENSE

     9.1 CombiChem License Grant to ImClone. Subject to the terms and conditions of this Agreement, CombiChem hereby grants to ImClone an exclusive worldwide license, with the right to sublicense, to use such CombiChem Technology as is necessary to make, have made, use, have used, sell, have sold and import Collaboration Compounds or Products in the Territory. Such license shall remain exclusive in relation to each Collaboration Compound and/or Product so long as ImClone or its licensee continues to develop and commercialize such Collaboration Compound and/or Product containing such Collaboration Compound against a Collaboration Target with Due Diligence.

     9.2 ImClone License Grant to CombiChem. Subject to the terms and conditions of this Agreement and following the failure of ImClone or its licensee to develop and commercialize with Due Diligence a Lead Compound, a Development Compound or Product, as the case may be, (collectively, and together with all Abandoned Compounds, "Returned Compound"), ImClone shall grant to CombiChem an exclusive license (exclusive even as to ImClone and its Affiliates), with the right to sublicense, under those ImClone Patents and know-how which are resulting from the Research Program and related exclusively to the Returned Compound to make, have made, use, have used, sell, have sold and import such Returned Compound in the Territory.

     9.3 ImClone Outlicense. ImClone shall have a right to outlicense the Patents covering the Product to a Third Party subject to CombiChem's right to receive (a) royalties as provided in Section 8.4(b), and (b) additional payments ("Additional Payments") such that CombiChem has received, as of each Payment Date, the greater of (i) the cumulative amount due CombiChem by ImClone upon the attainment of the milestones set forth in Appendix B by ImClone' s licensee, or
(ii) the cumulative amount equal to *** of the
                         ***
                         ***
                         ***
                         ***

          ***       but excluding, to the extent reasonable and customary, all
                ***
                     *** (collectively, the royalties described in clause (a and the payments described in clause (b) of this sentence, the "Payments") received by ImClone from such Third Party in connection with such license. The royalty Payments described in clause (a) of the preceding sentence shall be remitted to CombiChem within thirty (30) days after receipt by ImClone

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

of such Payments from its licensee.  The Additional Payments described in clause
(b) of the preceding sentence shall be paid to CombiChem within thirty (30) days following each date (a "Payment Date") upon which any milestone designated in Appendix B is achieved and/or ImClone receives a payment (as described above) from its licensee. As an express condition of any such outlicense, any such licensee shall be required to agree in writing to be bound by royalty reporting and recordkeeping and inspection provisions consistent with those contained in this Agreement. In addition, CombiChem shall have the right to receive all audit reports relating to sales of Products of ImClone's licensees, and to cause ImClone or its successor to have an independent certified public accounting firm audit such licensees records on the same terms as those specified in Section
8.6. All payments shall be made by wire transfer to such bank account designated by CombiChem. Failure of such licensee to make any milestone or royalty payment in respect of such Product shall not relieve ImClone of its obligations to make royalty and milestone payments to CombiChem hereunder.

     9.4 Rights to Inactive Compounds/Returned Compounds. No provision of this Agreement shall prevent either Party from making, having made, using, having used, selling, having sold, or importing Inactive Compounds, products containing Inactive Compounds, Returned Compounds or products containing Returned Compounds or screening Inactive Compounds and Returned Compounds against any target other than the Collaboration Targets. In the event that either ImClone or CombiChem (the "Contracting Party") shall enter into a binding agreement with a Third Party to develop, market and/or sell any product containing any Inactive
Compound or Returned Compound as an active ingredient (a "Third Party Transaction"), then the other Party hereto (the "Other Party") shall be entitled to *** of *** by the Contracting Party from such Third Party in respect of such Third Party Transactions. All such payments shall be sent by wire transfer to such bank account designated by the Other Party within thirty (30) days after the Contracting Party's receipt of such payments and shall be subject to the recording and auditing provisions of Section 8.6.

     9.5 Miscellaneous License. In addition to any other rights granted by either Party in accordance with this Article 9, each Party grants to the other party a non-exclusive license without the right to grant sublicenses, under any intellectual property rights the granting Party has the power to grant in order for the other Party to carry out its rights and obligations under this Agreement including, but not necessarily limited to, conducting the Research Program and manufacturing, developing, selling and importing Products.

     10. TERM AND TERMINATION

     10.1 Term. The term of this Agreement shall commence upon the Effective Date of this Agreement, and shall expire on the expiration of the last royalty obligation under this Agreement, except as provided hereunder.

     10.2 Termination by ImClone or CombiChem. Subject to Section 7.2, if either Party materially breaches this Agreement and fails to remedy that breach within ninety (90) days of receiving written notice thereof from the other Party, or enters into any arrangement of composition

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

with its creditors or goes into liquidation, insolvency, bankruptcy, receivership or reorganization proceedings, whether voluntarily or compulsorily which is not dismissed within ninety (90) days, then the other Party may at any time, by notice in writing or by telefax, terminate this Agreement.

     10.3 After Termination.

     (a) Upon any termination of the Research Program under Section 7.2(a) due to a material breach of this Agreement by ImClone, ImClone's rights pursuant to Sections 3.1, 3.2, 5.3, 9.1, 9.3 and 9.5 shall immediately cease, and all rights granted hereunder with respect to Targets and Collaboration Compounds, Active Compounds, Lead Compounds, Development Compounds, or Products shall immediately revert to CombiChem without further obligation to ImClone. ImClone's rights pursuant to Section 5.2 and 9.3 above that accrue prior to such termination shall be retained by ImClone. ImClone may make, use, sell and import Active Compounds, Lead Compounds, Development Compounds or Products under rights retained by ImClone pursuant to this Section 10.3(a) so long as ImClone continues to satisfy all of its royalty, milestone, and Payment obligations in accordance with Sections 8.3, 8.4, 9.3 and 9.4.

     (b) Upon any termination of the Research Program under Section 7.2(a) due to a material breach of this Agreement by CombiChem with respect to a Collaboration Compound, Active Compound, Lead Compound, Development Compound or Product, all of ImClone's rights pursuant to Sections 3.1, 3.2, 5.2, 5.3, 9.1,
9.3 and 9.5 shall be retained by ImClone. ImClone may make, use, sell or import Active Compounds, Lead Compounds, Development Compounds and Products with respect to which ImClone is not in material breach under rights retained by ImClone pursuant to this Section 10.3(b) so long as ImClone continues to satisfy all of its royalty, milestone, and Payment obligations in accordance with Sections 8.3, 8.4, 9.3 and 9.4, except that ImClone shall not be required to satisfy such obligations with respect to any Collaboration Compound, Active Compound, Lead Compound, Development Compound or Product with respect to which CombiChem is in material breach.

     (c) If ImClone materially breaches this Agreement following the Research Period with respect to an Active Compound, Lead Compound, Development Compound or Product for any reason including, but not limited to, failing to satisfy its royalty, milestone and Payment obligations pursuant to Sections 8.3, 8.4, 9.3 and 9.4, ImClone shall not make, use, sell or import Active Compounds, Lead Compounds, Development Compounds or Products with respect to which ImClone is in material breach. ImClone shall retain the right to make, use, sell and import Active Compounds, Lead Compounds, Development Compounds or Products with respect to which ImClone is not in material breach so long as ImClone continues to satisfy all of its royalty, milestone, and Payment obligations in accordance with Sections 8.3, 8.4, 9.3 and 9.4.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     (d) If CombiChem materially breaches this Agreement following the Research Period for any reason including, but not limited to, failing to satisfy its confidentiality and warranty obligations under Articles 11 and 19, ImClone shall have the right to make, use, sell or import Active Compounds, Lead Compounds, Development Compounds and Products with respect to which ImClone is not in material breach so long as ImClone continues to satisfy all of its royalty, milestone, and Payment obligations in accordance with Sections 8.3, 8.4, 9.3 and 9.4.

     (e) Upon any expiration or earlier termination of this Agreement for any reason, ImClone shall not be entitled to any refund of any payments made to CombiChem hereunder except as provided in Section 7.2(c).

     10.4 Effect of Termination on Licensees. In the event of any termination of this Agreement pursuant to this Article 10 where such termination shall not have been caused by the action or inaction on the part of any respective licensee of ImClone or CombiChem, or by any breach by such licensee of its obligations under its licensee from ImClone or CombiChem, as appropriate, such termination of this Agreement shall be without prejudice to the rights of each non-breaching licensee and such licensee shall be deemed to be a direct licensee hereunder.

     11. CONFIDENTIAL INFORMATION

     11.1 Nondisclosure. During the term of the Collaboration and for a period of five (5) years after termination thereof, each Party will maintain all
Confidential  Information  in trust and  confidence  and will not  disclose  any
Confidential Information to any third party for any purpose except (i) as expressly authorized by this Agreement, or (ii) as required by law or court order, or (iii) to its consultants, subcontractors or agents who need to know to accomplish the purposes of this Agreement. Each Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its Affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information. Confidential Information is understood to include, but not necessarily to be limited to, the structures of chemical compounds and the identification of chemical compounds as Collaboration Compounds, Active Compounds, Inactive Compounds, Lead Compounds, Development Compounds, or Products.

     11.2 Exceptions. Confidential Information shall not include any information which the receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available; (b) is known by the receiving Party at the time of receiving such information, as evidenced by its records; (c) is hereafter disclosed to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure; (d) is independently developed by the receiving Party without the aid, application or use of Confidential Information; (e) is the subject of a written permission to disclose provided by the disclosing Party; or (f) is necessary to obtain regulatory approval for a Product, or patent protection with respect to Active Compounds, Lead Compounds, Development Compounds, or Products, and the uses and methods of manufacturing thereof.

     12. PUBLICATIONS AND PUBLIC STATEMENTS

     12.1 Publications. Each Party shall be permitted to publish any information, except Confidential Information, relating to the Research Program as long as the Party has the prior written permission of the other Party. Such permission shall be approved or disapproved within twenty-one (21) days of written request for permission. Such permission shall not be unreasonably withheld.

     12.2 Public Statements. Neither Party shall use the name of the other Party in any public statement, prospectus, annual report or press release or other public communication (collectively "Public Statements") without the prior written approval of the other Party, which may not be unreasonably withheld or delayed; provided, however, that both Parties shall endeavor in good faith to give the other Party a minimum of two (2) business days to review such Public Statements; provided, further, that, upon approval of any such Public Statement, both Parties may disclose to third parties the information contained in such Public Statement without the further approval of the other; and provided, further, that if a Party does not approve such Public Statement, either Party may still use the name of the other Party in any Public Statement without the prior written approval of the other Party, if such Party is advised by counsel that such disclosure is required to comply with applicable law.

     13. INDEMNIFICATION

     13.1 EACH PARTY HEREBY AGREES TO SAVE, DEFEND AND HOLD THE OTHER PARTY AND ITS OFFICERS, DIRECTORS, EMPLOYEES, CONSULTANTS AND AGENTS HARMLESS FROM AND AGAINST ANY AND ALL SUITS, CLAIMS, ACTIONS, DEMANDS, LIABILITIES, EXPENSES AND LOSSES, INCLUDING REASONABLE LEGAL EXPENSES AND ATTORNEYS' FEES ("LOSSES") RESULTING DIRECTLY OR INDIRECTLY FROM ANY ACTIVITY PERFORMED BY THE INDEMNIFYING PARTY PURSUANT TO THIS AGREEMENT, INCLUDING BUT NOT NECESSARILY LIMITED TO THE MANUFACTURE, DEVELOPMENT, USE, HANDLING, STORAGE, SALE OR OTHER DISPOSITION OF CHEMICAL AGENTS, COLLABORATION COMPOUNDS, ACTIVE COMPOUNDS, LEAD COMPOUNDS, DEVELOPMENT COMPOUNDS OR PRODUCTS BY SUCH PARTY, ITS AFFILIATES OR LICENSEES except to the extent such Losses result from the gross negligence or willful misconduct of the Party claiming a right of indemnification under this Article 13.

     13.2 Indemnification.

     (a) Subject to Section 13.2(c) below, ImClone shall hold CombiChem and its officers, directors, employees, consultants, and agents harmless from and against any and all losses resulting from the infringement of any Patent of a Third Party due to the performance by

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

ImClone of any activity contemplated hereunder, including, but not necessarily limited to, ImClone's responsibilities under Section 2.2 above, developing Products, and selling Products.

     (b) Subject to Section 13.2(c) below, CombiChem shall hold ImClone and its officers, directors, employees, consultants, and agents harmless from and against any and all losses resulting from the infringement of any Patent of a Third Party due to the performance by CombiChem of any activity contemplated hereunder, including, but not necessarily limited to, CombiChem's responsibilities under Section 2.1 above.

     (c) The indemnity provided in Sections 13.2(a) and 13.2(b) above shall not apply where the loss is due to the breach by the indemnified Party of a warranty made in Article 19.

     13.3 Procedures. If either Party seeks indemnification under this Article 13, it shall inform the other Party of a claim as soon as reasonable practicable after it receives notice of the claim, shall permit the other Party to assume direction and control of the defense of the claim (including the right to settle me claim solely of the other Party), and shall give reasonable cooperation (at the expense of the other Party) in the defense of the claim.

     14. ASSIGNABILITY

     This Agreement may not be assigned by either Party without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement, in whole or in part, to an Affiliate or to a successor of a Party in connection with the merger, consolidation or sale of all or substantially all of such Party's assets or that portion of its business pertaining to the subject matter of this Agreement.

     15. DISPUTE RESOLUTION PROCEDURES

     15.1 Senior Executives Discussions. If a decision is not reached by the RMC, the dispute will be resolved as set forth in Article 6 above. If a dispute arises between CombiChem and ImClone with respect to matters other than the management of the Research Program, either during or after the Research Period, such dispute will be referred to the appropriate senior management in the area of the dispute. If such senior management are unable to resolve such dispute, such dispute will be referred to the Chief Executive Officers of CombiChem and ImClone. If such officers are unable to reach an agreement within thirty (30) days following the initiation of discussions between them, such dispute shall be settled by arbitration as described in Section 15.2 below.

     15.2 Binding Arbitration. If the parties have not been able to resolve the dispute as provided in Section 15.1 above, the dispute shall be finally settled by binding arbitration. Any arbitration hereunder shall be conducted under rules of the American Arbitration Association. The arbitration shall be conducted before one (1) arbitrator chosen by mutual agreement of the Parties. If the Parties cannot agree on the choice of the arbitrator within a period of thirty
(30) days after

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

submission, then the arbitrator shall be appointed by the Court of Arbitration of the American Arbitration Association. Any such arbitration shall be held in a mutually agreeable location; provided, however that if the parties cannot so agree, the location(s) for such arbitration(s) shall alternate between San Diego, California and New York, New York, with the first such arbitration to be located in San Diego, California. The arbitrators shall have the authority to grant specific performance, and to allocate between the parties the costs of arbitration in such equitable manner as he or she may determine. The arbitral award (i) shall be final and binding upon the parties; and (ii) may be entered in any court of competent jurisdiction.

     15.3 Injunctive Relief. Nothing contained in this Article 15 or any other provisions of this Agreement shall be construed to limit or preclude a Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other Party to comply with its obligations hereunder before or during the pendency of arbitration proceedings.

     16. NOTICES

     Any notice required or permitted to be given hereunder shall be deemed sufficient if sent by facsimile letter or overnight courier, or delivered by hand to ImClone or CombiChem at the respective addresses and facsimile numbers as set forth below or at such other address and facsimile number as either Party hereto may designate. If sent by facsimile letter, notice shall be deemed given when the transmission is completed if the sender has a confirmed transmission report. If a confirmed transmission report does not exist, then the notice will be deemed given when the notice is actually received by the person to whom it is sent. If delivered by overnight courier, notice shall be deemed given when it has been signed for. If delivered by hand, notice shall be deemed given when received.

         if to CombiChem, to:   CombiChem, Inc.
                                9050 Camino Santa Fe San Diego, California 92121
                                Attention: President
                                Fax number: (619) 530-9998

         with a copy to:        Brobeck, Phleger & Harrison LLP
                                550 South Hope Street, 21st Floor
                                Los Angeles, California 90071
                                Attention: Laurie A. Allen, Esq.
                                Fax number: (213) 239-1324

         if to ImClone, to:     ImClone Systems Incorporated
                                180 Varick Street
                                New York, New York 10014
                                Attn: Vice President, Business Development
                                Fax number: (212) 645-2054

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

         with a copy to:       Hoffmann and Baron
                               350 Jericho Turnpike
                               Jericho, New York 11753
                               Attn: Irving N. Feit, Esq.
                               Fax number:  (516) 822-3582

     17. SURVIVAL

     The provisions of Sections 2.5, 5.1, 5.2, 7.2(c),10.3, 10.4, and Articles 1, 3, 8, 9, 11, 12, 13, 14, 15, 16, 18 and this Article 17 shall survive termination of this Agreement in addition to those provisions which by their terms survive.

     18. ADDITIONAL TERMS

     18.1 Entire Agreement. This Agreement and the Common Stock Purchase Agreement constitute the entire understanding between the Parties with respect to the subject matter hereto and supersedes and replaces all previous negotiations, understandings, representations, writings and contract provisions and rights relating hereof. The Parties agree that all services provided hereunder shall be subject to and governed by the terms and provisions set forth herein, and none of the terms and conditions contained on any proposal, purchase order, invoice or other writing shall have any effect or change the provisions of this Agreement.

     18.2 Amendment; No Waiver. No provision of this Agreement may be amended, revoked or waived except by a writing signed and delivered by an authorized officer of each Party. Any waiver on the part of either Party of any breach or any fight or interest hereunder shall not imply the waiver of any subsequent breach or waiver of any other right or interest.

     18.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect. In addition, should the invalidity or unenforceability of any provision of this Agreement cause an unintended result or result in any unfairness to either Party, then ImClone and CombiChem shall promptly meet and negotiate in good faith to modify or amend this Agreement to change such result or to eliminate such unfairness.

     18.4 Headings. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning of or interpretation of this Agreement.

     18.5  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     18.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to conflicts of laws principles.

     19. WARRANTY

     Each Party warrants that it has the power to grant all of the rights granted and make such required assignments, and to assume all of the obligations required, under this Agreement. If, at the time a Patent application is to be filed by ImClone with respect to any Active Compound, Lead Compound, Development Compound or Products, CombiChem informs ImClone that CombiChem has the power to grant the exclusive rights to such Active Compound, Lead Compound, Development Compound or Products, and to assign such Patents related thereto, to ImClone in accordance with Sections 3.2 and 5.2 above, CombiChem further warrants that, in fact, as of such date, it has such power subject to the proviso that under no circumstances does CombiChem warrant to ImClone that its rights in any Active Compound, Lead Compound, Development Compound or Products are exclusive to the extent such Active Compound, Lead Compound, Development Compound or Products may be covered under the patent claims of Third Parties wherein such claims are not the direct result of a collaboration between the Third Party and CombiChem.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

COMBICHEM, INC.                                   IMCLONE SYSTEMS INCORPORATED

By:  /s/ Vicente Anido                            By:  /s/ Carl S. Goldfischer
----------------------                            ----------------------------
Its: President and CEO                            Its: CFO

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                   Appendix A

                                       ***

                                       ***

                                       ***

                                       ***

                                       ***

                                       ***

                                       ***

                                       ***

                                       ***

                                       ***

                                       ***

                                       ***

                                       ***

                                       ***

                                       ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                   Appendix B

                               Milestone Payments
              (Triggered by Activities of ImClone or Its Licensees)


Development Milestone                          Milestone Payment

        ***
        ***                                     U.S.     ***

        ***                                     U.S.     ***
        ***

        ***                                     U.S.     ***
        ***

        ***                                     U.S.     ***
        ***
        ***                                    __________________

                            Total               U.S.     ***


legal\highriver\combicon.doc


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.